FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 17, 2007

Evolving Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-24081	84-1010843
(Commission File Number)	(I.R.S. Employer Identification No.)
9777 Pyramid Court, Suite 100, Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 802-1000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On April 18, 2007, Evolving Systems, Inc. (the “Company”) and Westcore Pyramid L.P. entered into a Fifth Amendment to Office Building Lease Agreement (the “Lease Extension”), pursuant to which the Company will lease 24,305 square feet of space in the building known as Pyramid Pointe, 9777 Pyramid Court, Englewood, Colorado.  The Lease Extension is for an extension of the occupancy by the Company of its headquarters space.

The Lease Extension reduces the square footage of the headquarters space from 35,938 square feet to 24,305 square feet, and extends the term of the lease for a 65-month term, commencing June 1, 2007 and terminating October 12, 2012.  The Company has an option to extend the term of the Lease Extension for an additional 5-year term at the then market rental rate.

The annual base rent under the Lease Extension will be $467,871.25, subject to increase as set forth in the Lease Extension.  The Company will not be obligated to pay base rent for the first five months of the term of the Lease Extension.  In addition to base rent, commencing January 1, 2008, the Company will also be required to pay on a monthly basis certain operating expenses during the term of the Lease Extension.  The Company will be receiving a tenant improvement allowance to defray the costs of making certain modifications to the leased premises.

The foregoing summary of the Lease Extension does not purport to be complete and is subject to and qualified in its entirety by reference to the text of such agreement.  The full text of the Lease Extension will be filed with the Company’s next periodic report on Form 10-Q.

Item 4. 01              Changes in Registrant’s Certifying Accountant.

On April 17, 2007 the Audit Committee of Board of Directors of the Company appointed Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm for the current fiscal year ending December 31, 2007.  KPMG LLP was previously the principal accountants for the Company and was dismissed on April 6, 2007, as disclosed in the Company’s Form 8-K filed with the SEC on April 12, 2007.

During the two most recent fiscal years and through April 17, 2007, the Company has not consulted with Grant Thornton regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or (ii) the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company or oral advice was provided that Grant Thornton concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue.

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On April 17, 2007, the Board of Directors of the Company approved a recommendation of the Compensation Committee to amend the Company’s Change of Control Agreements in place with the Company’s executive officers.  The amendment increases the severance compensation in the event of a change of control of the Company to 200% of base salary and incentive compensation for the CEO and CFO and 150% for the Sr. Vice President & General Counsel and the Vice President of Activation & Mediation.

The foregoing summary of the amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the text of such agreement.  The full text of the amendment will be filed with the Company’s next periodic report on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Evolving Systems, Inc.
Dated: April 20, 2007	By:	/s/ ANITA T. MOSELEY
Anita T. Moseley
Sr. Vice President & General Counsel